UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2017

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2017, Dunkin’ Brands Group, Inc. (the “Company”) announced that the Company has promoted Katherine Jaspon to the position of Chief Financial Officer, effective June 5, 2017. Ms. Jaspon has served as the Company’s interim Chief Financial Officer since April 7, 2017.
Ms. Jaspon, 40, joined the Company in December 2005 as Assistant Controller, and has served as Vice President, Finance and Treasury since September 2014. Prior to that, she served as Vice President, Accounting, and Controller since 2010 and assumed the responsibilities of Corporate Treasurer in December 2011. She previously served as an audit senior manager at KPMG LLP and is a licensed certified public accountant.
Compensation for Ms. Jaspon
In connection with her promotion, Ms. Jaspon will receive an increase in her base salary to an annualized base salary of $400,000, retroactive to April 7, 2017, payable in accordance with the Company’s normal payroll practices. Ms. Jaspon’s base salary will be subject to annual review by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. Ms. Jaspon will continue to participate in the Company’s annual management incentive plan. Under such plan, Ms. Jaspon will be eligible to receive an annual target cash incentive opportunity of 60% of her annual base salary earnings.
In addition, the Compensation Committee approved a grant to Ms. Jaspon of an option to purchase shares of common stock of the Company with a grant date value of $318,500, and an additional award of performance stock units with an award grant date value equal to approximately $136,500. The number of shares subject to the option award and the number of performance stock units awarded will be determined in accordance with FASB ASC Topic 718. The option will vest in four annual installments and the performance stock units will vest based on the attainment of pre-established performance goals, generally subject to Ms. Jaspon’s continued employment.
Ms. Jaspon will continue to be entitled to benefits as are generally made available to other senior executives of the Company, including participation in health/medical and insurance programs.  In the event that Ms. Jaspon’s employment is terminated by the Company without cause or she resigns for good reason, she would be entitled to severance of up to 12 months’ of her then-current base salary, payable in the form of salary continuation, in accordance with the terms of her offer letter. She will also be subject to customary confidentiality and non-competition provisions.
On May 31, 2017, the Company issued a press release announcing the promotion of Ms. Jaspon. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release of Dunkin’ Brands Group, Inc. dated May 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chairman and Chief Executive Officer
Date: May 31, 2017